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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No.
33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249,
No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No.
33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59987, No. 333-12887,
No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No. 333-81435, No.
333-81433, No. 333-81437, No. 333-90951) of LSI Logic Corporation of our report dated February 18, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP


San Jose, California
                                                                  March 17, 2000




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